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                                       32


                   Baxter International Inc. and Subsidiaries
         Exhibit 11.1 - Computation of Primary Earnings per Common Share
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(Unaudited - in millions, except per share data)               Three months ended           Nine months ended
                                                                  September 30,                September 30,
                                                              1996            1995          1996          1995
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EARNINGS
  Income from continuing operations applicable
       to common stock                                       $137            $11           $417           $223
  Income from discontinued operations                          40            152             94            250
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  Net income available for common stock                      $177           $163           $511           $473
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SHARES
  Weighted average number of common
           shares outstanding                                 273            275            272            278
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PRIMARY EARNINGS PER COMMON SHARE
  Income from continuing operations                         $0.50          $0.04          $1.53          $0.80
  Income from discontinued operations                        0.15           0.55           0.35           0.90
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  Net income                                                $0.65          $0.59          $1.88          $1.70
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